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                                                                    EXHIBIT 99.3

                           CONSENT OF NOMINEE DIRECTOR

         I, Alan J. Wilzig, hereby consent to being named in the Proxy Statement-Prospectus included in the Registration Statement to which this consent is an exhibit as a person who will become, subject to my appointment by the Board of Directors of North Fork Bancorporation, Inc. (the "Company"), a director of the Company effective upon the closing of the merger of The Trust Company of New Jersey and the Company.

                                                   /s/ Alan J. Wilzig


Dated: February 26, 2004